Filed pursuant to Rule 424(b)(3)
Registration No. 333-235376

PROSPECTUS

13,153,846 Shares of Common Stock

Issuable Upon the Exercise of Warrants Held by the Selling Stockholders

The Selling Stockholders named herein (defined below) may use this prospectus in connection with sales of up to 13,153,846 shares of common stock, including 8,653,846 shares of common stock issuable upon exercise of the Series A warrants and 4,500,000 shares of common stock issuable upon the exercise of the Series B warrants (as described in more detail below), that may be sold by CVI Investments, Inc., Hudson Bay Master Fund Ltd. and Intracoastal Capital, LLC (collectively, the “Selling Stockholders”).

The Selling Stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Our common stock is listed on the NYSE American LLC (“NYSE American”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AUMN.” The closing price for our common stock on November 29, 2019 was $0.21 per share on the NYSE American and Cdn$0.28 per share on the TSX.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” on page 3 of this prospectus or incorporated by reference herein in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process or continuous offering process.  Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a description of the securities which may be offered by the Selling Stockholders.  Each time the Selling Stockholders sell the securities, the Selling Stockholders are required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the Selling Stockholders and the terms of the securities being offered.  That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus. You should also carefully consider the matters discussed under “Risk Factors” in this prospectus.

As used in this prospectus, the terms “Golden Minerals,” “our,” “we,” or “us” refer to Golden Minerals Company, including its subsidiaries and predecessors, except where it is clear that the term refers only to Golden Minerals Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation.

We use the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe” and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations, contain projections or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors described under “Risk Factors” in this prospectus and other factors set forth in this prospectus, including:

•                  Lower revenue than anticipated from the oxide plant lease, which could result from delays or problems at the third party’s mine or at the oxide plant, permitting problems at the third party’s mine or the oxide plant, delays in constructing additional tailings capacity at the oxide plant, earlier than expected termination of the lease or other causes;

•                  Higher than anticipated care and maintenance costs at the Velardeña Properties in Mexico or at El Quevar in Argentina;

•                  Continued decreases or insufficient increases in silver and gold prices;

•                  Whether we are able to raise the necessary capital required to continue our business on terms acceptable to us or at all, and the likely negative effect of continued low silver and gold prices or unfavorable exploration results;

•                  Unfavorable results from exploration at the Santa Maria, Rodeo, Yoquivo, Sand Canyon, Navegantes or other exploration properties and whether we will be able to advance these or other exploration properties;

•                  Risks related to the El Quevar project in Argentina, including unfavorable results from our evaluation activities, the feasibility and economic viability and unexpected costs of maintaining the project, and whether we will be able to find a joint venture partner or secure adequate financing to further advance the project

•                  Variations in the nature, quality and quantity of any mineral deposits that are or may be located at the Velardeña Properties or the Company’s exploration properties, changes in interpretations of geological information, and unfavorable results of metallurgical and other tests;

•                  Whether we will be able to mine and sell minerals successfully or profitably at any of our current properties at current or future silver and gold prices and achieve our objective of becoming a mid-tier mining company;

•                  Potential delays in our exploration activities or other activities to advance properties towards mining resulting from environmental consents or permitting delays or problems, accidents, problems with contractors, disputes under agreements related to exploration properties, unanticipated costs and other unexpected events;

•                  Our ability to hire or retain key management and mining personnel necessary to successfully manage and grow our business;

•                  Economic and political events affecting the market prices for silver, gold, zinc, lead and other minerals which may be found on our exploration properties;

•                  Political and economic instability in Mexico and Argentina and other countries in which we may conduct our business and future actions of any of these governments with respect to nationalization of natural resources or other changes in mining or taxation policies;

•                  Volatility in the market price of our common stock; and

•                  The factors described in “Risk Factors” on page 3 of this prospectus.

These factors are not intended to represent a complete list of the general or specific factors that could affect us. We may note additional factors elsewhere in this prospectus and in any documents incorporated by reference herein. Many of those factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements or information. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements and information attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

All forward-looking statements speak only as of the date made. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

CAUTIONARY STATEMENT REGARDING MINERALIZED MATERIAL

“Mineralized material” as used in this prospectus and the documents incorporated by reference herein and therein, although permissible under the SEC’s Industry Guide 7, does not indicate “reserves” by SEC standards. We cannot be certain that any deposits at the El Quevar property, the Velardeña Properties (as defined below), the, Santa Maria property or the Rodeo property or any deposits at our other exploration properties, will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Investors are cautioned not to assume that all or any part of the disclosed mineralized material estimates will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

PROSPECTUS SUMMARY

The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes incorporated by reference into this prospectus.

The Offering

Securities Offered

13,153,846 shares of our common stock issuable upon exercise of 8,653,846 Series A warrants and 4,500,000 Series B warrants offered by the Selling Stockholders, which warrants were acquired in a private placement. See “Selling Stockholders” on page 4 of this prospectus.

Offering Price	The Selling Stockholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters.

Common Stock Outstanding	106,734,279 shares of common stock, $.01 par value per share, were outstanding as of, November 29, 2019.

Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.

Use of Proceeds	The common stock offered pursuant to this prospectus is being sold by the Selling Stockholders, and we will not receive any proceeds of the offering.

Market for our common stock	Our common stock is traded on the NYSE American and the TSX under the symbol “AUMN.”

Risk Factors

An investment in our securities is subject to a number of risks. You should carefully consider the information under the heading “Risk Factors,” “Cautionary Note Regarding Mineralized Material” and “Cautionary Note Regarding Forward-looking Statements” and all other information included in this prospectus as well as other information incorporated by reference herein before deciding to invest in our securities.

Our principal offices are located in Golden, Colorado at 350 Indiana Street, Suite 650, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. Our telephone number is (303) 839-5060. We also maintain a mining office at the Velardeña Properties in Mexico and exploration offices in Argentina and Mexico. We maintain a website at www.goldenminerals.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus.

RISK FACTORS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, which are incorporated by reference into this prospectus, as well as our other filings with the SEC, include discussion of material risk factors relating to our business. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occurs, our business, financial condition or results of operations could be harmed substantially. In such a case, you may lose all or part of your investment. You should carefully consider the risks and uncertainties described below and those risks and uncertainties incorporated by reference into this prospectus, as well as the other information included in this prospectus, before making an investment decision with respect to our common stock.

THE COMPANY

Our Business

We are a mining company holding a 100% interest in the El Quevar advanced exploration silver property in the province of Salta, Argentina, the Velardeña and Chicago precious metals mining properties and associated oxide and sulfide processing plants in the State of Durango, Mexico (the “Velardeña Properties”), and a diversified portfolio of precious metals and other mineral exploration properties located primarily in or near historical precious metals producing regions of Mexico. The El Quevar advanced exploration property and the Velardeña Properties are our only material properties.

We remain focused on evaluation activities at our El Quevar exploration property in Argentina and on evaluating and searching for mining opportunities in North America with near term prospects of mining, including properties within reasonable haulage distances of our Velardeña processing plants.  We are also focused and are continuing our exploration efforts on selected properties in our portfolio of approximately 12 exploration properties located primarily in Mexico. Our management team is comprised of experienced mining professionals with extensive expertise in mineral exploration, mine construction and development, and mine operations. Our principal office is located in Golden, Colorado at 350 Indiana Street, Suite 650, Golden, CO 80401, and our registered office is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801. We also maintain an office at the Velardeña Properties in Mexico and exploration offices in Argentina and Mexico.

We are considered an exploration stage company under SEC criteria since we have not yet demonstrated the existence of proven or probable mineral reserves, as defined by SEC Industry Guide 7, at any of our properties. Until such time, if ever, that we demonstrate the existence of proven or probable reserves pursuant to SEC Industry Guide 7 we expect to remain as an exploration stage company.

USE OF PROCEEDS

The proceeds from the sale of common stock that may be offered pursuant to this prospectus will be received directly by the Selling Stockholders, and we will receive no proceeds from the sale of this common stock.

SELLING STOCKHOLDERS

Set forth below is information regarding the name of, and number of shares of common stock owned by, the Selling Stockholders.

	Shares Beneficially Owned Prior to the Offering				Shares Beneficially Owned After the Offering(1)
Selling Stockholder(2)	Number	Percent of Class(3)	Shares Offered Hereby		Number	Percent of Class(3)
CVI Investments, Inc.	5,906,092	5.2%	4,384,615	(4)	1,521,477	1.4%
Hudson Bay Master Fund Ltd.(7)	4,384,616	3.9%	4,384,616	(5)	0	0%
Intracoastal Capital, LLC(8)	4,384,615	3.9%	4,384,615	(6)	0	0%

(1)                                 Assumes that the Selling Stockholders will sell all of the shares of common stock offered pursuant to this prospectus. We cannot assure you that the Selling Stockholders will sell all or any of these shares.

(2)                                 The Selling Stockholders are not registered broker-dealers. CVI Investments, Inc., Hudson Bay Master Fund Ltd. and Intracoastal Capital, LLC are defined as the “Selling Stockholders.”

(3)                                 Based on 106,734,279 shares of our common stock outstanding as of November 29, 2019, plus for each holder that holds securities that are currently vested or exercisable or that vest or become exercisable within 60 days of November 29, 2019, such additional securities for that particular holder.

(4)                                 Includes (i) 2,884,615 shares of common stock issuable upon the exercise of 2,884,615 Series A warrants and (ii) 1,500,000 shares of common stock issuable upon the exercise of 1,500,000 Series B warrants.

(5)                                 Includes (i) 2,884,616 shares of common stock issuable upon the exercise of 2,884,616 Series A warrants and (ii) 1,500,000 shares of common stock issuable upon the exercise of 1,500,000 Series B warrants.

(6)                                 Includes (i) 2,884,615 shares of common stock issuable upon the exercise of 2,884,615 Series A warrants and (ii) 1,500,000 shares of common stock issuable upon the exercise of 1,500,000 Series B warrants.

(7)                                 Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(8)                                 Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intracoastal.

On July 17, 2019, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Stockholders providing for the issuance and sale by the Company in a registered direct offering (the “2019 Offering”) of 8,653,846 shares of common stock at a price of $0.26 per share, and in a concurrent private placement transaction, the issuance of 8,653,846 Series A warrants (the “Series A Warrants”) to purchase up to 8,653,846 shares (the “Series A Warrant Shares”) of the Company’s common stock at an exercise price of $0.35 per share, for aggregate gross proceeds of $2.25 million. Furthermore, each of the investors in the 2019 Offering held warrants that were issued by the Company in May 2016 and were exercisable until November 2021 at an exercise price of $0.75 per share. In connection with the 2019 Offering, the Company also agreed to exchange, on a one-for-one basis, the May 2016 warrants for 4,500,000 Series B warrants (the “Series B Warrants”) to purchase 4,500,000 shares (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”) of the Company’s common stock at an exercise price of $0.35 per share.

As a result of the foregoing, we have prepared and filed this prospectus for the purpose of any such resale of the Warrant Shares by the Selling Stockholders. We cannot estimate the number of shares of common stock that will be held by the Selling Stockholders upon termination of the offering since it is possible that they may not sell any of the shares of common stock covered by this prospectus or may acquire or dispose of shares of our common stock not included in this prospectus. See “Plan of Distribution.” We do not know when or whether, or at what price, any or all of these shares may be sold.

PLAN OF DISTRIBUTION

We are registering the possible resale of the 13,153,846 shares of common stock issuable upon exercise of the Series A Warrants and Series B Warrants by the Selling Stockholders pursuant to the Securities Purchase Agreement and the Series A Common Stock Purchase Warrant and Series B Common Stock Purchase Warrant attached thereto. Therefore, we have prepared and filed this prospectus. However, we do not know when or whether any or all of these shares may be sold. We will receive no proceeds from the sale of shares included in this prospectus. We will pay the registration, filing, listing and printing fees, and our legal and accounting expenses in connection with this offering.

The Selling Stockholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The Selling Stockholders may effect the distribution of the common stock in one or more of the following methods:

•                  ordinary brokers’ transactions, which may include long or short sales;

•                  transactions involving cross or block trades or otherwise on the open market;

•                  purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

•                  “at the market” to or through market makers or into an existing market for the common stock;

•                  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•                  through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•                  any combination of the above, or by any other legally available means.

In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) may be sold under Rule 144 rather than under this prospectus.

We cannot assure you that the Selling Stockholders will sell any or all of the shares of common stock offered by the Selling Stockholders.

In order to comply with the securities laws of certain states, if applicable, the Selling Stockholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Selling Stockholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available to the Selling Stockholders.

Persons participating in the distribution of our common stock offered by this prospectus may engage in transactions that stabilize the price of the common stock. The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to sales of the common stock in the market and to the activities of the Selling Stockholders.

We have not been advised of any selling arrangement at the date of this prospectus between the Selling Stockholders and any broker-dealer or agent. We will receive no proceeds from the sale of the shares by the Selling Stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.01 per share. As of November 29, 2019, we had 106,734,279 shares of common stock issued and outstanding.

Dividend Rights

Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Voting Rights

Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.

Liquidation

In the event of any liquidation, dissolution or winding up of Golden Minerals, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

Golden Minerals’ common stock is not redeemable or convertible.

Other Provisions

All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Delaware law, our Amended and Restated Certificate of Incorporation and our Bylaws, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” on page 9 of this prospectus for information on how to obtain copies of these documents.

Anti-Takeover Effects of Certain Provisions of the Amended and Restated Certificate of Incorporation and the Bylaws

Some provisions of Delaware law and our Amended and Restated Certificate of Incorporation and our Bylaws could make it more difficult for us to be acquired by means of a tender offer, a proxy contest or otherwise or the removal of our incumbent directors and officers. These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Special Stockholder Meetings

Under our Amended and Restated Certificate of Incorporation and Bylaws, special meetings of stockholders may be called only by our board of directors, other than special meetings called solely for the purpose of removing directors, which may be called by requests of the holders of a majority of the outstanding shares of our common stock.

Election and Removal of Directors

Our Amended and Restated Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. In addition, our Amended and Restated Certificate of Incorporation and Bylaws provide that vacancies and newly created directorships on the board of directors may be filled only by a majority of the directors then serving on the board (except as otherwise required by law or by resolution of the board). Our Amended and Restated Certificate of Incorporation and Bylaws provide that directors may be removed only for cause.

Undesignated Preferred Stock

The authorization of undesignated, or “blank check,” preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. See “Advance Notice Requirements for Stockholder Proposals and Director Nominations” below.

No Stockholder Action by Written Consent.

Our Amended and Restated Certificate of Incorporation and Bylaws do not permit stockholders to act by written consent.

No Cumulative Voting.

Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to the company secretary between the 120th day and the 90th day before the anniversary of the preceding year’s annual meeting. If, however, the date of the meeting is advanced more than 30 days before, or delayed more than 60 days after, the anniversary of the annual meeting, notice must be delivered between the 120th day before the meeting and the later of the 90th day before the meeting or the 10th day after we publicly announce the date of the meeting. Our Bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendments to Amended and Restated Certificate of Incorporation or Bylaws

The affirmative vote of the holders of at least a majority of our issued and outstanding common stock, voting as a single class, is generally required to amend or repeal our Amended and Restated Certificate of Incorporation. The affirmative vote of at least 75% of our outstanding common stock is required to approve amendments to the provisions in our Amended and Restated Certificate of Incorporation that establishes the 75% voting threshold for certain transactions. In addition, under the Delaware General Corporation Law, or DGCL, an amendment to our Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to our Bylaws, our board of directors may from time to time make, amend, supplement or repeal our Bylaws by vote of a majority of our board of directors.

LEGAL MATTERS

Davis Graham & Stubbs LLP (“DGS”) of Denver, Colorado has provided its opinion on the validity of the common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Golden Minerals Company as of December 31, 2018 incorporated in this prospectus by reference to the Golden Minerals Company Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the reports of Plante & Moran, PLLC and EKS&H LLLP, both independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

The estimates of our mineralized material with respect to the Velardeña Properties and Santa Maria and Rodeo properties incorporated by reference in this prospectus have been included in reliance upon the technical report prepared by Tetra Tech, Inc. The estimates of our mineralized material with respect to the El Quevar project incorporated by reference in this prospectus have been included in reliance upon the technical report prepared by Amec Foster Wheeler E&C Services, Inc., a Wood Group PLC company.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Our SEC filings are also available through the “Investor Relations” section of our website at www.goldenminerals.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(a)                                 our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 28, 2019;

(b)                                 our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, as filed with the SEC on May 2, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, as filed with the SEC on August 7, 2019, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, as filed with the SEC on November 13, 2019;

(c)                                  our Current Reports on Form 8-K filed on May 21, 2019, June 27, 2019, July 19, 2019 August 23, 2019, and September 11, 2019; and

(d)                                 the description of our common stock contained in our registration statement on Form 8-A filed February 5, 2010 with the Commission under Section 12(b) of the Exchange Act (File No. 001-13627), including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

Golden Minerals Company

350 Indiana Street, Suite 650

Golden, Colorado 80401

Attention: Secretary

Telephone: (303) 839-5060

Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.